Exhibit - 4.15 - Collateral  Agency and  Intercreditor  Agreement  dated June 5,
2001

                  COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

         THIS COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement"), is made as of the 5th day of June, 2001, by and among:

     (a) KeyBank National Association, as agent for the benefit of and on behalf of the Banks, as hereinafter defined (in such capacity, "Agent"): -----

(b)      the Noteholders, as hereinafter defined;

(c)      the Line of Credit Lenders, as hereinafter defined; and

(d) KeyBank National Association, as collateral agent under this Agreement for the Lenders, as hereinafter defined (including any successor collateral agent pursuant to the terms hereof, in such capacity, the "Collateral Agent").

         WHEREAS, pursuant to the Credit Agreement, dated as of August 14, 1997 (as amended and as the same may from time to time be further amended, restated or otherwise modified, the "Credit Agreement"), among Amcast Industrial Corporation, an Ohio corporation ("Borrower"), the banks listed on Schedule 1 to the Credit Agreement (together with their respective successors and assigns, collectively, the "Banks" and, individually, a "Bank") and Agent have established the Commitment, as defined in the Credit Agreement, and have agreed to make Loans, as hereinafter defined, and issue Letters of Credit, as hereinafter defined, and extend other financial accommodations to Borrower from time to time;

         WHEREAS, each Noteholder has made certain loans to Borrower pursuant to the Note Agreement to which such Noteholder is a party;

         WHEREAS, each Line of Credit Lender has made, and may from time to time make, loans and other extensions of credit to Borrower pursuant to the Line of Credit Documents, as hereinafter defined, to which such Line of Credit Lender is a party; and

         WHEREAS, the Lenders desire to establish their respective priorities with respect to the Collateral, as hereinafter defined;

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Acceleration Event" shall have occurred if, (a) after the occurrence of a Default Event with respect to the Bank Obligations, the maturity of the Bank Obligations shall have been accelerated, or (b) after the occurrence of a Default Event with respect to any of the Noteholder Obligations, the maturity of any of the Noteholder Obligations shall have been accelerated.

                  "Administrative Expenses" shall mean (a) any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) incurred by, imposed upon, or asserted against, the Collateral Agent
         (i) in the performance of its duties under or otherwise in connection with this Agreement, or (ii) in any attempt by the Collateral Agent to
         (A) obtain, preserve, perfect or enforce any security interest evidenced by the Collateral Documents or any other Lending Party Document; (B) obtain payment, performance or observance of any and all of the Obligations; or (C) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Collateral or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company, or any such Collateral; (b) to the extent not covered in subpart (a) hereof, all costs and expenses payable to the Collateral Agent pursuant to
         Section 9A.9 of the Credit Agreement; and (c) all costs, liabilities and expenses incidental or related to (a) or (b) above, including, without limitation, interest thereupon (i) prior to the occurrence of a Default Event, after ten (10) days after demand therefor until paid at the Default Rate, as defined in the Credit Agreement, and (ii) after the occurrence of a Default Event, from the date incurred, imposed, or asserted until paid, at the Default Rate.

                  "Administrative Obligations" shall mean, collectively, (a) all Administrative Expenses and (b) all other Indebtedness or other obligations now owing or hereafter incurred by Borrower or any other Company to the Collateral Agent pursuant to this Agreement or any Collateral Document.

                  "Bank Obligations" shall mean, collectively, (a) the Debt, and
         (b) all other Indebtedness or other obligations incurred by any Company to Agent and the Banks pursuant to the Credit Agreement or any other Loan Document, whether for principal, interest, premium, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Collateral" shall mean, collectively, (a) all of the Collateral, as defined in each of the respective Security Documents executed by Borrower and each other Company, (b) all of the Mortgaged Real Property, and (c) any other property, whether tangible or intangible, at any time securing the Obligations, or any part thereof, whether such Lien securing any of the Obligations shall have been granted to, or otherwise obtained by, the Collateral Agent or any Lender.

                  "Collateral Assignment and Security Agreement" shall mean a Collateral Assignment and Security Agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, executed and delivered by Borrower or another Company, as the case may be, wherein Borrower or such Company has granted to the Collateral Agent, for the benefit of the Lenders, a security interest in and an assignment of all intellectual property owned by Borrower or such Company, as the same may from time to time be amended, restated or otherwise modified.

                  "Collateral Documents" shall mean this Agreement and the Security Documents, together with all other documents, instruments or agreements executed in connection with the foregoing, or in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Collateral, or any part thereof.

                  "Collateral Signing Date" shall mean July 7, 2000.

                  "Company" shall mean Borrower or a Subsidiary.

                  "Companies" shall mean Borrower and all Subsidiaries.

                  "Debt" shall mean, collectively, all Indebtedness incurred by Borrower to the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees, other fees and any prepayment premium payable hereunder.

                  "Default Event" shall mean the occurrence of (a) an Event of Default, as defined in the Credit Agreement, or (b) an "Event of Default", as defined in any Note Agreement.

                  "Default Rate" shall mean three percent in excess of the Prime Rate of KeyBank National Association as in effect from time to time.

                  "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks in connection with the Bank Obligations.

                  "Hedge Agreement Obligations" shall mean the aggregate amount of Indebtedness under any Hedge Agreement, provided, that, in determining the amount of Indebtedness under any Hedge Agreement, such amount shall be based upon the net termination obligation of Borrower under such Hedge Agreement, calculated as of any date as if such Hedge Agreement shall have been terminated as of such date.

                  "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations that have been or should be capitalized on the books of such Company in accordance with generally accepted accounting principles in effect from time to time, (g) all obligations of such Company with respect to asset securitization financing programs to the extent that there is recourse against such Company or such Company is liable (contingent or otherwise) under any such program, (h) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, and (i) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

                  "Insolvency Event" shall mean (a) the pendency of any case against Borrower or any other Company arising under the United States Bankruptcy Code of 1978, as amended, or any successor statute, (b) the pendency of any case against Borrower or any other Company arising under any other bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, liquidation or other similar law of any jurisdiction, including but not limited to any foreign jurisdiction, (c) the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of Borrower or any other Company or any substantial assets of any of them,
         (d) any assignment for the benefit of creditors of Borrower or any other Company, or (e) the failure of Borrower or any other Company generally to pay its debts as they become due.

     "Lender" shall mean any Bank, Noteholder or Line of Credit Lender.

                  "Lending Parties" shall mean, collectively, (a) Agent, for the benefit of and on behalf of the Banks, (b) each Noteholder and (c) each Line of Credit Lender.

                  "Lending  Party" shall mean (a) Agent, on behalf of the Banks,
         (b) any Noteholder or (c) any Line of Credit Lender.

                  "Lending Party Documents" shall mean, collectively, the Loan Documents, the Note Documents and the Line of Credit Documents.

                  "Letter of Credit" shall mean any Letter of Credit, as defined in the Credit Agreement, issued pursuant to the Credit Agreement.

                  "Letter of Credit Exposure" shall mean, at the time of determination, the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower.

                  "Lien" shall mean any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

                  "Line of Credit Lender" shall mean (a) each of the financial institutions set forth on Schedule 3 hereto so long as such financial institution (i) shall be a Bank under the Credit Agreement and (ii) shall have established a discretionary line of credit for Borrower and its Subsidiaries; or (b) each financial institution that shall have entered into a Hedge Agreement with Borrower so long as such financial institution shall be a Bank under the Credit Agreement; provided that, if any such financial institution shall cease to be a Bank under the Credit Agreement, then the Line of Credit Obligations owing to such financial institution shall no longer be secured by the Collateral.

                  "Line of Credit Documents" shall mean the promissory notes and
         other  agreements   evidencing  or  relating  to  the  Line  of  Credit
         Obligations.

                  "Line of Credit Obligations" shall mean all Indebtedness or other obligations incurred by Borrower to the Line of Credit Lenders arising under the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities (including the aggregate undrawn face amount of issued and outstanding letters of credit and draws made on letters of credit that have not been reimbursed ("Other Letter of Credit Obligations"), and whether now existing or hereafter arising; provided, however, that, the principal amount owing to any Line of Credit Lender (other than with respect to Hedge Agreement Obligations) (plus any Other Letter of Credit Obligations) shall not exceed the amount set forth opposite such Line of Credit Lender's name on Schedule 3 hereto.

                  "Loan"  shall  mean  any  Loan,   as  defined  in  the  Credit
         Agreement, made pursuant to the Credit Agreement.

                  "Loan Documents" shall mean the Credit  Agreement,  each Note, as  defined in the Credit  Agreement,  each  Guaranty  of  Payment,  as defined in the Credit Agreement, each Security Document, this Agreement, all documentation relating to each Letter of Credit, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Loan and Reimbursement Obligations" shall mean, at the time of determination, with respect to the Bank Obligations, the sum of (a) the aggregate principal amount of the Loans then outstanding, plus (b) the Letter of Credit Exposure.

                  "Mortgage" shall mean a Mortgage, Deed of Trust or other instrument, in form and substance satisfactory to the Collateral Agent and the Required Lenders, executed by Borrower or another Company, as the case may be, with respect to any Mortgaged Real Property, as the same may from time to time be amended, restated or otherwise modified.

                  "Mortgaged Real Property" shall mean each of the parcels of real property as set forth on Schedule 2 hereto, or interests therein, owned or leased by Borrower or another Company, as appropriate, together with each other parcel of real property that shall become subject to a Mortgage, in each case together with all of the right, title and interest of Borrower or such Company, as the case may be, in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

                  "Northwestern"   shall  mean  The  Northwestern   Mutual  Life
         Insurance Company, together with its successors and assigns.

                  "Northwestern Note Agreement" shall mean the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 7.09% Senior Notes Due November 7, 2005, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Note Agreements" shall mean, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

                  "Note Documents" shall mean the Note Agreements, the Noteholder Senior Notes, this Agreement, the Security Documents, each Guaranty issued by any Person in respect of the obligations of Borrower under the Note Agreements or the Noteholder Senior Notes, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Noteholder" shall mean Northwestern or Principal.

                  "Noteholder Obligations" shall mean all Indebtedness and other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements, the Noteholder Senior Notes or any other Note Document, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

                  "Noteholder Senior Notes" shall mean Borrower's Senior Notes due November 7, 2005 issued under the Note Agreements, together with any replacement or substitute notes with respect thereto.

                  "Noteholders"   shall  mean,   collectively,   Principal   and
Northwestern.

                  "Obligations"   shall   mean,   collectively,   (a)  the  Bank
         Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) the Administrative Obligations.

                  "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

                  "Pledge Agreement" shall mean a Pledge Agreement, in form and substance satisfactory to the Collateral Agent and the Required Lenders, executed and delivered to the Collateral Agent, for the benefit of the Lenders, by Borrower or another Company, as appropriate, as the same may from time to time be amended, restated or otherwise modified.

                  "Principal" shall mean Principal Life Insurance Company, together with its successors and assigns.

                  "Principal Note Agreement" shall mean the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 7.09% Senior Notes Due November 7, 2005, as amended and as the same may from time to time be further amended, restated or otherwise modified.

                  "Pro Rata" shall mean, at the time of determination, with respect to any Lending Party, the percentage that is determined by dividing:

     (a)  (i) for Agent and the Banks, the Loan and  Reimbursement  Obligations,
          (ii) for each Noteholder, the aggregate principal amount of the Noteholder Senior Notes then outstanding to such Noteholder under its Note Agreement, and (iii) for each Line of Credit Lender, (A) the aggregate principal amount of the Line of Credit Obligations (plus any Other Letter of Credit Obligations) then outstanding from such Line of Credit Lender (other than any Hedge Agreement Obligations owing to such Line of Credit Lender), plus (B) the Hedge Agreement Obligations owing to such Line of Credit Lender, if any, by

     (b) the sum of (i) the aggregate outstanding principal amount of all of the Obligations (other than Administrative Obligations), (ii) the Letter of Credit Exposure and the Other Letter of Credit Obligations, and (iii) the Hedge Agreement Obligations.

         For all purposes under this Agreement or any of the Collateral Documents, Pro Rata shall be determined on the date of the occurrence of the first Sharing Event.

                  "Required Lenders" shall mean, at the time of determination, Lending Parties holding at least sixty-six and two-thirds percent (66-2/3%) of the sum of (a) the Loan and Reimbursement Obligations, (b) the aggregate principal amount of the Noteholder Senior Notes then outstanding under the Note Agreements and (c) the aggregate principal amount of the Line of Credit Obligations (plus any Other Letter of Credit Obligations) then outstanding (but specifically excluding the Hedge Agreement Obligations); provided, that, after the termination of and the payment in full of all indebtedness under the LIFO Credit Agreement, as defined in the Subordination, Waiver and Consent Agreement, the parties hereto shall negotiate in good faith to agree to a revised definition that shall be satisfactory to the parties hereto. If the parties shall not agree to a new definition, then, until such time as an agreement shall be reached, this definition shall continue to be effective.

                  "Security Documents" shall mean each Security Agreement, each Pledge Agreement, each Mortgage, each Collateral Assignment and Security Agreement, each U.C.C. financing statement executed in connection herewith or securing any interest created in any of the foregoing documents, and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

                  "Sharing Event" shall mean the earlier of (a) the occurrence of an Insolvency Event, or (b) the occurrence of an Acceleration Event.

                  "Subordination, Waiver and Consent Agreement" shall mean the Subordination, Waiver and Consent Agreement executed as of the date hereof among the Lenders, the LIFO Agent, as defined therein, and the LIFO Banks, as defined therein.

                  "Subsidiary" of Borrower or any of its Subsidiaries shall mean
         (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

                  "Voting  Power" shall mean,  with  respect to any Person,  the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

         SECTION 2. Appointment of the Collateral Agent. Each Lender hereby appoints KeyBank National Association (together with its successors and assigns) as the Collateral Agent under this Agreement, with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto in order to carry out the intent of this Agreement, in the opinion of the Collateral Agent, and KeyBank National Association hereby accepts such appointment as the Collateral Agent under this Agreement. Neither the Collateral Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken in good faith by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         SECTION 3. Pro Rata Distribution of Collateral. The Collateral Agent shall be the secured party, beneficiary or mortgagee, as applicable, under the Collateral Documents for the benefit of all of the Lending Parties. The Collateral shall be held for the benefit of the Lending Parties on a pari passu basis and shall serve as security for the Obligations. Subject to the terms of this Agreement, the Collateral Agent shall receive, hold, administer and enforce this Agreement, and foreclose upon, collect, dispose of all or any part of the Collateral, for the Pro Rata benefit of the respective Lending Parties and deliver to the Lending Parties, the proceeds therefrom for the Pro Rata benefit of the respective Lending Parties in accordance with the terms of this Agreement. The Companies and each Lender agree that any security interest or Lien granted to any Lender with respect to the Collateral, or any part thereof, whether granted prior to, or on or after the Collateral Signing Date, shall be deemed to be held by such Lender for the benefit of the Lending Parties pursuant to the terms of this Agreement. Each Lender further agrees that, notwithstanding the relative priority or time of granting, creation, attachment or perfection under applicable law of any security interest or lien, if any, of the Collateral Agent or any Lender, whether such security interest or lien shall arise now or hereafter be acquired, such security interest or lien shall be first priority security interest or lien in favor of the Collateral Agent to secure the Obligations on a pari passu basis for the Pro Rata benefit of the respective Lending Parties.

         SECTION 4. Payments or Proceeds Received Prior to a Sharing Event. Subject to the terms and conditions of the Subordination, Waiver and Consent Agreement, prior to the occurrence of a Sharing Event, the Lenders agree that any Lender may accept and apply payments made from any source (including proceeds of the Collateral) on or in respect of the Obligations owing to such Lender without any responsibility to turn over to the Collateral Agent or share with any other Lender such payments, except as otherwise specifically provided in the Credit Agreement with respect to sharing among the Banks and in the Note Agreements with respect to allocation among the Noteholders. Subject to the terms and conditions of the Subordination, Waiver and Consent Agreement, if the Collateral Agent (in its capacity as the Collateral Agent and not in any other capacity) shall receive any payments from any source (including proceeds of the Collateral) on or in respect to the Obligations at any time prior to the occurrence of a Sharing Event, such payment or proceeds shall be delivered to the appropriate Lending Party.

         SECTION 5. Payments or Proceeds Received After a Sharing Event. After the occurrence of a Sharing Event, (a) any payment received (whether from the proceeds of the Collateral or otherwise) from any Company by any Lender, shall be immediately forwarded to the Collateral Agent to be distributed in accordance with the provisions of Section 6 hereof, and (b) any payment received (whether from the proceeds of the Collateral or otherwise) by the Collateral Agent shall be distributed in accordance with the provisions of Section 6 hereof.

         SECTION 6. Distribution of Proceeds. Except as set forth in Section 4 hereof, subject to the terms and conditions of the Subordination, Waiver and Consent Agreement, any proceeds received from the sale, disposition or collection of the Collateral, or otherwise received with respect to the Collateral, by the Collateral Agent at any time shall be applied by the Collateral Agent as follows:

                  (a) first, to the payment of (i) any Administrative Obligations, including, but not limited to, the costs and expenses of the Collateral Agent in connection with any sale, collection or other realization incurred by the Collateral Agent under the provisions of this Agreement, or any other fees (including attorneys' fees, accountants fees and other fees for special advisors or consultants retained by the Collateral Agent), expenses, liabilities (including rights to indemnification) or advances made or incurred by the Collateral Agent in connection with the administration or enforcement of the Collateral Documents and (ii) the fees and expenses of counsel for the Noteholders and Agent;

                  (b) second, to each Lending Party, in an amount equal to such Lending Party's Pro Rata Share of the amount to be distributed, until all of the Obligations shall have been satisfied in full;

     (c) third, to the payment of the PIK Interest, as defined in the Subordination, Waiver and Consent Agreement; and

                  (c) fourth, after all of the Obligations shall have been irrevocably satisfied in full, to Borrower or a Guarantor of Payment, as appropriate, or as a court of competent jurisdiction may direct or as otherwise required by law.

Notwithstanding the foregoing, any amounts to be distributed for application to a Lending Party's liabilities with respect to any issued but undrawn Letter of Credit (or letter of credit issued by a Line of Credit Lender) shall be held by the Collateral Agent in an interest bearing trust account (the "Special Trust Account") as collateral security for such liabilities until a drawing on such letter of credit, at which time such amounts, together with interest accrued thereon, shall be released by the Collateral Agent and applied to such liabilities. If any such letter of credit expires without having been drawn upon in full, the amounts held in the Special Trust Account with respect to the undrawn portion of such letter of credit, together with interest accrued thereon, shall be applied by the Collateral Agent in accordance with this
Section 6.

         SECTION 7. Delivery of Collateral to the Collateral Agent. Except as set forth in Section 4 hereof, if any Lender receives possession of any portion of the Collateral, or any proceeds thereof, whether prior to or after the occurrence of a Sharing Event, such Lender shall receive and hold the same in trust for the Collateral Agent and shall deliver such Collateral or proceeds to the Collateral Agent, wherein the Collateral Agent shall hold or dispose of such Collateral or proceeds, in accordance with the terms of this Agreement.

         SECTION 8. Return of Payments. If any payment or other proceeds received by any Lender for its own account under this Agreement are required to be repaid or returned, in whole or in part, by such Lender to the payor thereof, or to any trustee, agent or other representative, or such payment is otherwise rescinded, in whole or in part, pursuant to applicable law, each other Lender that shall have received all or part of such payment or proceeds shall promptly, upon written demand, return all or the ratable part, as the case may be, of the portion of such payment or proceeds so received by such other Lender (and any interest thereon to the extent the same is required to be paid by the Lender originally receiving such payment or proceeds in respect of the return of such payment or proceeds) in order to equitably adjust for the return of all or part of such payment or proceeds.

         SECTION 9.                 Lending Parties' Rights and Remedies.
                                    ------------------------------------

         (a) Except as set forth in subpart (c) below and subject to the terms and conditions of the Subordination, Waiver and Consent Agreement, each Lending Party shall have the rights and remedies available to it under its respective Lending Party Documents, other than rights specifically reserved for the Collateral Agent under any of the Collateral Documents, upon the occurrence of a Default Event or otherwise, including, but not limited to, the right to (i) accelerate any of the Obligations owing to such Lending Party, (ii) institute suit against any Company, and (iii) take any other enforcement action with respect to any Default Event; provided, however, that each Lending Party agrees that it shall have recourse under or by virtue of the Collateral Documents to the Collateral only through the Collateral Agent and that no Lending Party shall have any independent recourse to the liens and security interests created by the Collateral Documents or otherwise, except that any Lender may set-off any amount of any balances held by it for the account of any Company or any other property held or owing by such Lender to or for the credit or the account of any Company, provided that the amount set-off is delivered to the Collateral Agent for application pursuant to the terms of this Agreement.

         (b) Upon the occurrence of a Sharing Event, the appropriate Lending Party shall promptly, and in any event within one (1) Business Day thereafter, provide notice to the Collateral Agent of the occurrence of such Sharing Event, and, upon receipt of such notice, the Collateral Agent shall promptly, and in any event, within one (1) Business Day of receipt thereof, deliver a copy of such notice to all of the Lenders; provided, however, that the failure to provide any of the foregoing notices shall not affect, in any way, any of the rights or obligations of any Person under this Agreement.

         (c) Upon receipt of a notice of a Sharing Event and at all times thereafter, no Lender shall institute suit against any Company with respect to the Collateral or otherwise take any other enforcement action with respect to the Collateral (except as permitted by the Subordination, Waiver and Consent Agreement).

         (d) By accepting any proceeds of Collateral under this Agreement or the benefits of any Collateral Document, a Lender shall be deemed to be bound by the terms and conditions set forth herein as if such Lender shall have executed this Agreement.

         SECTION 10. The Collateral Agent's Rights and Remedies upon a Sharing Event. Upon the occurrence of a Sharing Event, the Required Lenders may notify and direct the Collateral Agent to enforce the rights of the Lenders in and to the Collateral through such remedies as may be available pursuant to the terms and conditions of any Collateral Document, at law or in equity, or otherwise. The Collateral Agent shall act as the Required Lenders may, in their reasonable discretion, direct, provided that the Collateral Agent shall have no liability for acting in accordance with such request and no Lender shall have any liability to any other Lender in connection with any such request. The Collateral Agent shall not release any Liens or Collateral without the direction or consent of the Required Lenders (other than for substitutions of Collateral or the sale of Collateral that is no longer useful in the businesses of the Companies, in both cases to be in the ordinary course of business of the Companies). The Collateral Agent shall give prompt notice to each Lending Party of any action taken pursuant to the instructions of the Required Lenders to enforce any Security Documents; provided that the failure to give any such notice shall not impair the right of the Collateral Agent to take any such action or the validity of any action so taken.

         SECTION 11. Accounting. Each Lending Party agrees to render to the Collateral Agent, at any time upon request of the Collateral Agent, an accounting of the amounts of the Obligations owing to such Lending Party and such other information with respect to the Obligations owing to such Lending Party as the Collateral Agent may reasonably request in order to give effect to the terms and conditions of this Agreement.

         SECTION 12. Obligations Unaffected; Modification of Lending Documents. Except for the agreements made pursuant to this Agreement and the Subordination, Waiver and Consent Agreement, the Lending Party Documents shall be unaffected hereby. Subject to the restrictions on amendment that are contained in the Subordination, Waiver and Consent Agreement, each Lending Party shall be entitled to amend, restate or otherwise modify any of their respective Lending Party Documents in accordance with the respective terms of such Lending Party Documents (subject to the restrictions set forth in the definition of Line of Credit Obligations); provided, however, that, in the event that any Lending Party shall receive any additional Collateral or other security for any of their respective Obligations or file any additional financing statement, mortgage or other lien with respect thereto, such collateral or other security shall become part of the Collateral hereunder and shall be held in trust for the Pro Rata benefit of the Lending Parties, subject to the terms and conditions of this Agreement.

         SECTION 13. Contesting Liens or Security Interests. No Lender shall contest the validity, perfection, priority or enforceability of any Lien or security interest granted to the Collateral Agent or any Lender (provided that such Lien or security interest is subject to the terms of this Agreement).

         SECTION 14. Actions by the Collateral Agent. Each Lender acknowledges that (a) such Lender has performed and will continue to perform its own credit analysis of Borrower and each other Company, and its own investigations of the risks involved in the transactions contemplated in connection with the Obligations and in entering into this Agreement and the Collateral Documents,
(b) such Lender has reviewed and approved the form and substance of each of the Collateral Documents, including any UCC financing statements filed in connection with any of the Collateral Documents, and (c) the Collateral Agent, by executing this Agreement, has not, nor at any time shall the Collateral Agent be deemed to have, made any representation or warranty, express or implied, with respect to the (i) due execution, authenticity, legality, accuracy, completeness, validity or enforceability of any of the Collateral Documents or as to the financial condition or creditworthiness of Borrower or any other Company, or the collectability of the Obligations, or (ii) validity, perfection, priority, enforceability, value or sufficiency of, or title to any of the Collateral, or the filing or recording, or taking of any other action with respect to the Collateral. Although the Collateral Agent will endeavor to exercise the same care in administering the Collateral as if the Collateral Agent were acting for its own account, the Collateral Agent shall be fully protected in relying upon any document that appears to it to be genuine and upon the advice of legal counsel, independent accountants and other appropriate experts (including those retained by Borrower). Neither the Collateral Agent nor any of its affiliates, directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

         SECTION 15. Bankruptcy Filing. The provisions of this Agreement shall be applicable both before and after the filing of any petition by or against Borrower or any other Company under the United States Bankruptcy Code or, if applicable, under the laws of any foreign jurisdiction, and all references in this Agreement to Borrower or any other Company shall be deemed to apply to Borrower or such Company as debtor-in-possession. All postpetition distributions of the proceeds of any of the Collateral shall, subject to any court order approving the financing of Borrower or any Company as debtor-in-possession (i.e. this Agreement shall not limit any Lender's right to provide postpetition financing, nor any Lender's right to object to any such financing, in accordance with Section 364 of the United States Bankruptcy Code and any such financing, and any liens or security interests granted in connection with such financing, shall be on such terms and conditions as approved by the Bankruptcy Court), continue to be made after the filing of any such petition on the same basis that the Collateral was to be distributed prior to the date of such petition.

         SECTION 16. Indemnification by Lenders. To the extent not indemnified or reimbursed by Borrower or any other Company, or paid pursuant to Section 6(a) hereof, the Lending Parties agree to indemnify the Collateral Agent, on a Pro Rata basis, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Collateral Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Collateral Document or any action taken or omitted in good faith by the Collateral Agent with respect to this Agreement or any Collateral Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or from any action taken or omitted by the Collateral Agent in any capacity other than as collateral agent under this Agreement.

         SECTION 17. Right to Opt Out. Any Lending Party shall be entitled to opt out of the sharing provisions of this Agreement by giving written notice to the Collateral Agent and each Lending Party (a "Disclaiming Lender"). Effective upon receipt by the Collateral Agent of such notice from any Disclaiming Lender, such Disclaiming Lender (a) shall have no interest in any of the Collateral, nor shall such Disclaiming Lender be entitled to its Pro Rata share of the proceeds of any of the Collateral, and (b) shall not be liable for any indemnification obligations with respect to the Collateral Agent or any of the Collateral, except with respect to any such obligations that relate to claims arising, accruing or occurring prior to the date such Lender became a Disclaiming Lender under this Section.

         SECTION 18. Third Parties. The provisions of this Agreement are solely for the benefit of the Collateral Agent, Agent and the Lenders and are not intended to grant any rights, benefits or defenses to or for the benefit of Borrower, any other Company or any other Person. If Borrower or any Company signs this Agreement, such signature shall be solely for the purpose of acknowledging and agreeing to the rights and obligations of the Lending Parties and the Collateral Agent. Neither Borrower nor any other Company shall have any rights hereunder.

         SECTION 19. Successors and Assigns; Amendments. The provisions of this Agreement shall inure to the benefit of, and be binding on, Agent, the Lenders and the Collateral Agent, and their respective successors and assigns. The provision of this Agreement may not be amended, supplemented or otherwise modified in any respect except in a writing signed by each Lending Party and the Collateral Agent.

         SECTION 20. Successor Collateral Agent. The Collateral Agent may resign as collateral agent hereunder by giving not fewer than sixty (60) days prior written notice to the Lenders, such resignation to take effect only upon the acceptance by a successor collateral agent or its appointment hereunder. In addition, the Required Lenders may remove the Collateral Agent at any time, with or without cause, by giving written notice thereof to the Collateral Agent. If the Collateral Agent shall resign or be removed under this Agreement, then either (a) the Required Lenders shall appoint a successor collateral agent hereunder, or (b) if a successor collateral agent shall not be so appointed and approved within the sixty (60) day period following the Collateral Agent's notice to the Lenders of its resignation or removal, then the Collateral Agent shall appoint a successor collateral agent that shall serve as collateral agent until such time as the Required Lenders appoint a successor collateral agent. Upon its appointment, such successor collateral agent shall succeed to the rights, powers and duties as collateral agent, and the term "Collateral Agent" under this Agreement and any other Collateral Document shall mean such successor, effective upon its appointment, and the former collateral agent's rights, powers and duties as collateral agent shall be terminated without any other or further act or deed on the part of such former collateral agent or any of the parties to this Agreement. Upon the request of any such successor Collateral Agent and the payment of all fees, expenses and other amounts in connection therewith, the former collateral agent shall promptly execute and deliver such instruments of conveyance and further assurance and do such other things as may be reasonably required to more fully and certainly vest and confirm in such successor Collateral Agent its interest in the Collateral and such rights, powers, duties and obligations of the former collateral agent hereunder. The former collateral agent shall also promptly assign and deliver to the successor Collateral Agent any Collateral subject to the lien or security interest of the Collateral Agent that may then be in its possession.

         SECTION 21. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight or same day delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or
(c) by a recognized overnight or same day delivery service (with charges prepaid). Any such notice must be sent (i) if to a Lender, at the address specified for such communication on Schedule 1 to this Agreement, or at such other address as such Lender shall have specified to the Collateral Agent in writing, or (ii) if to the Collateral Agent, at the address specified for such communications on Schedule 1 to this Agreement, or at such other address as the Collateral Agent shall have specified to the Lenders in writing. Any notice under this Section 21 shall be effective (i) if sent by facsimile transmission to the appropriate address pursuant to clause (a) of the first sentence of this Section, upon receipt thereof, with telephonic confirmation of receipt, (ii) if sent by recognized overnight courier to the appropriate address pursuant to clause (c) of the first sentence of this Section, one (1) Business Day after being sent, (iii) if sent by recognized courier to the appropriate address for same day delivery pursuant to clause (c) of the first sentence of this Section, when received, (iv) if sent by United States mail pursuant to clause (b) of the first sentence of this Section, when actually received.

         SECTION 22. Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

         SECTION 23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 24. Termination; Repayment of Obligations. This Agreement shall remain in full force and effect until all of the Obligations shall have been indefeasibly paid in full. In the event that the Bank Obligations shall be paid in full, then the Noteholders Obligations shall concurrently therewith be paid in full.

         SECTION 25. Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  [Remainder of page intentionally left blank.]

         SECTION 26. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE COLLATERAL AGENT OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED, OR ANY THEREOF.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                           KEYBANK NATIONAL ASSOCIATION,
                              as Collateral Agent

                           By:   /s/ Alan J. Ronan
                           Name:     Alan J. Ronan
                           Title:    Senior Vice President

                           KEYBANK NATIONAL ASSOCIATION,
                              as Agent on behalf of and for the benefit of the Banks

                           By:   /s/ Alan J. Ronan
                           Name:     Alan J. Ronan
                           Title:    Senior Vice President


                           PRINCIPAL LIFE INSURANCE COMPANY

                           By:   /s/ Christopher J. Jenderson
                           Name:     Christopher J. Henderson
                           Title:    Counsel

                           THE NORTHWESTERN MUTUAL LIFE
                              INSURANCE COMPANY

                           By:   /s/ Jeffrey Lueken
                           Name:     Jeffrey Lueken
                           Title:    VP & Attorney-in-fact


                           KEYBANK NATIONAL ASSOCIATION,
                              as a Line of Credit Lender

                           By:   /s/ Alan J. Ronan
                           Name:     Alan J. Ronan
                           Title:    Senior Vice President

                           FIRSTAR BANK, N.A.,
                              as a Line of Credit Lender

                           By:   /s/ Greg Wilson
                           Name:     Greg Wilson
                           Title:    AVP / Its Attorney-in-fact

Each of the undersigned hereby acknowledges the terms of and consents to the foregoing:

AMCAST INDUSTRIAL CORPORATION

By:   /s/ Francis J. Drew
Name:     Francis J. Drew
Title:    CFO

ELKHART PRODUCTS CORPORATION

By:   /s/ Francis J. Drew
Name:     Francis J. Drew
Title:    CFO

AMCAST AUTOMOTIVE OF INDIANA,
   INC. (fka Wheeltek, Inc.)

By:   /s/ Francis J. Drew
Name:     Francis J. Drew
Title:    CFO


AMCAST INVESTMENT SERVICES
   CORPORATION

By:   /s/ Francis J. Drew
Name:     Francis J. Drew
Title:    CFO


AS INTERNATIONAL, INC.

By:   /s/ Francis J. Drew
Name:     Francis J. Drew
Title:    CFO

                                   Schedule 1

                     Lender's Name and Addresses for Notices

KeyBank National Association,            IntesaBci - Chicago Branch
  as Collateral Agent                    One William Street
127 Public Square                        New York, NY 10004
Cleveland, Ohio 44114-1306


KeyBank National Association,            Unicredito Italiano SPA
  as Agent and a Bank                    375 Park Avenue
127 Public Square                        New York, NY 10152-0099
Cleveland, Ohio 44114-1306

The Bank of New York                     San Paolo IMI S.p.A.
One Wall Street                          245 Park Avenue
Automotive Division, 22nd Floor          New York, NY 10167
New York, NY 10286

Bank One, Indiana, NA                    Principal Life Insurance Company
100 East Broad Street, 12th Floor        801 Grand Avenue
Columbus, OH 43271-0145                  Des Moines, Iowa 50392

Credit Agricole Indosuez                 The Northwestern Mutual Life
                                         Insurance Company
55 East Monroe Street, Suite 4700        720 East Wisconsin Avenue
Chicago, IL 60603                        Milwaukee, Wisconsin 53202

National City Bank                       KeyBank National Association,
6 North Main Street                        as Line of Credit Lender
Locator 2200                             127 Public Square
Dayton, Ohio 45412                       Cleveland, Ohio 44114-1306

Firstar Bank, National Association       Firstar Bank, National Association,
c/o US Bank                                as Line of Credit Lender
MPFP2516                                 c/o US Bank
601 2nd Avenue South                     MPFP2516
Mineapolis, Minnesota 55402              601 2nd Avenue South
                                         Mineapolis, Minnesota 55402

                                   Schedule 2

                             Mortgaged Real Property


                  A.       Amcast Industrial Corporation

                           1.       N39 W 5789 Hamilton Road
                                    Cedarburg, Wisconsin

                           2.       1561 Northwest 11th Street
                                    Richmond, Indiana
                                    Leasehold Mortgage

                           3.       13663 Short Road
                                    Wapakoneta, Ohio

                  B.       Amcast Automotive of Indiana, Inc.

                           1.       706 East Depot Street
                                    Fremont, Indiana

                           2.       6231 East 500 South
                                    Marion, Indiana
                                    (Gas City)
                                    Leasehold Mortgage

                  C.       Elkhart Products Corporation

                           1.       1255 Oak Street
                                    Elkhart, Indiana

                           2.       3265 Highway 71S
                                    Fayetteville, Arkansas

                           3.       700 Rainbow Road
                                    Geneva, Indiana

                  D.       Lee Brass Company

                           1800 Golden Springs Road
                           Anniston, Alabama

                                   Schedule 3

                             Line of Credit Lenders

Lender                                              Maximum Amount of Facility

KeyBank National Association                                  $10,000,000

Firstar Bank, National Association                            $12,032,783